EXPENSE LIMITATION AGREEMENT

EXPENSE LIMITATION AGREEMENT made as of the 1st day of August 2012 by and between RidgeWorth Funds (the “Trust”), a Massachusetts business trust, RidgeWorth Capital Management, Inc. (the “Adviser”) and each investment subadviser listed on Schedule B (“Sub-Adviser”) with respect to the series of the Trust (the “Funds”) set forth on Schedule B.

The Adviser and each Sub-Adviser hereby agree to waive their fees, in the proportion set forth in the applicable subadvisory agreement relating to each Fund, and reimburse expenses to the extent necessary to limit total operating expenses, based on a percentage of the average daily net assets of each Fund (excluding interest, taxes, brokerage commissions, substitute dividend expenses on securities sold short, extraordinary expenses, estimated indirect expenses attributable to investments in other investment companies, and other expenses not incurred in the ordinary course of business) for each share class of the Funds as set forth on Schedule A until August 1, 2013.

If at any point before August 1, 2015, it becomes unnecessary for the Adviser or Sub-Adviser to waive fees and make reimbursements for a particular Fund, the Adviser and the Sub-Adviser may retain the difference between the Total Annual Fund Operating Expenses of that Fund and the applicable expense cap set forth on Schedule A to recapture any of its prior waivers or reimbursements.

This Agreement shall terminate with respect to a Fund, without payment of any penalty, upon: (1) termination of the applicable Investment Advisory Agreement with the Adviser or (2) written notice to the Adviser by the Trust.

IN WITNESS WHEREOF, the parties hereto have caused this Expense Limitation Agreement to be executed as of the day and year first written above.

RIDGEWORTH FUNDS		RIDGEWORTH CAPITAL MANAGEMENT, INC.

By:		By:
Name:	Julia Short	Name:	John Stebbins
Title:	President and CEO	Title:	Managing Director and CFO

Pursuant to each of the Funds listed in Schedule B for which they are the respective Subadviser:

CERTIUM ASSET MANAGEMENT LLC

By:
Name:
Title:

CEREDEX VALUE ADVISORS LLC

By:
Name:
Title:

SEIX INVESTMENT ADVISORS LLC

By:
Name:	Jim Keegan
Title:	CIO and CEO

SILVANT CAPITAL MANAGEMENT LLC

By:
Name:
Title:

STABLERIVER CAPITAL MANAGEMENT LLC

By:
Name:
Title:

ZEVENBERGEN CAPITAL INVESTMENTS LLC

By:
Name:	Leslie Tubbs
Title:	Managing Partner

EXPENSE LIMITATION AGREEMENT

SCHEDULE A

FUND NAME	SHARE CLASS	EXPENSE LIMITATION
Allocation Strategies

Aggressive Growth Allocation Strategy	I	50
Aggressive Growth Allocation Strategy	A	70
Aggressive Growth Allocation Strategy	C	130

Conservative Allocation Strategy	I	30
Conservative Allocation Strategy	A	60
Conservative Allocation Strategy	C	130

Growth Allocation Strategy	I	50
Growth Allocation Strategy	A	70
Growth Allocation Strategy	C	130

Moderate Allocation Strategy	I	50
Moderate Allocation Strategy	A	70
Moderate Allocation Strategy	C	130

Equity Funds

Large Cap Value Equity	I	93
Large Cap Value Equity	A	118
Large Cap Value Equity	C	188

Mid-Cap Value Equity	I	114
Mid-Cap Value Equity	A	135
Mid-Cap Value Equity	C	195

Small Cap Value Equity	I	131
Small Cap Value Equity	A	155
Small Cap Value Equity	C	215

International Equity	I	137
International Equity	A	167

International Equity Index	I	76
International Equity Index	A	102

Large Cap Core Growth Stock[1]	I	103
Large Cap Core Growth Stock	A	128
Large Cap Core Growth Stock	C	203

Large Cap Growth Stock	I	116
Large Cap Growth Stock	A	140
Large Cap Growth Stock	C	210

Select Large Cap Growth Stock	I	109
Select Large Cap Growth Stock	A	139
Select Large Cap Growth Stock	C	209

Small Cap Growth Stock	I	133
Small Cap Growth Stock	A	160
Small Cap Growth Stock	C	225

Aggressive Growth Stock	I	129
Aggressive Growth Stock	A	150

Fixed Income Funds

Core Bond[2]	I	45
Core Bond	A	72
Core Bond	R	105

Corporate Bond	I	62
Corporate Bond	A	93
Corporate Bond	C	160

Intermediate Bond	I	44
Intermediate Bond	A	70
Intermediate Bond	R	120

Limited Duration	I	32

Limited-Term Federal Mortgage Securities	I	66
Limited-Term Federal Mortgage Securities	A	86
Limited-Term Federal Mortgage Securities	C	166

Total Return Bond	I	43
Total Return Bond	A	68
Total Return Bond	R	99

U.S. Government Securities	I	72
U.S. Government Securities	A	95
U.S. Government Securities	C	170

High Income	I	76
High Income	A	106
High Income	R	146

Seix Floating Rate High Income	I	62
Seix Floating Rate High Income	A	95
Seix Floating Rate High Income	C	161

Seix High Yield	I	61
Seix High Yield	A	87
Seix High Yield	C	130

Georgia Tax-Exempt Bond	I	65
Georgia Tax-Exempt Bond	A	80

High Grade Municipal Bond	I	65
High Grade Municipal Bond	A	80

Investment Grade Tax-Exempt Bond	I	65
Investment Grade Tax-Exempt Bond	A	80

Short-Term Municipal Bond[3]	I	55
Short-Term Municipal Bond[3]	A	70

North Carolina Tax-Exempt Bond	I	65
North Carolina Tax-Exempt Bond	A	80

Virginia Intermediate Municipal Bond	I	65
Virginia Intermediate Municipal Bond	A	80

Short-Term Bond	I	58
Short-Term Bond	A	77
Short-Term Bond	R	157

Short-Term U.S. Treasury Securities	I	55
Short-Term U.S. Treasury Securities	A	73
Short-Term U.S. Treasury Securities	C	155

Ultra-Short Bond	I	42

U.S. Government Securities Ultra-Short Bond	I	43

EXPENSE LIMITATION AGREEMENT

SCHEDULE B

FUND NAME ADVISER/SUBADVISER

Allocation Strategies

Aggressive Growth Allocation Strategy

Conservative Allocation Strategy

Growth Allocation Strategy

Moderate Allocation Strategy

Equity Funds

Large Cap Value Equity Fund

Mid-Cap Value Equity Fund

Small Cap Value Equity Fund

Large Cap Core Growth Stock Fund[1]

Large Cap Growth Stock Fund

Select Large Cap Growth Stock Fund

Small Cap Growth Stock Fund

Aggressive Growth Stock Fund

International Equity Index Fund

International Equity Fund

Fixed Income Funds

ADVISER

RidgeWorth Capital Management, Inc.

RidgeWorth Capital Management, Inc.

RidgeWorth Capital Management, Inc.

RidgeWorth Capital Management, Inc.

SUBADVISER

Ceredex Value Advisors LLC

Ceredex Value Advisors LLC

Ceredex Value Advisors LLC

Silvant Capital Management LLC

Silvant Capital Management LLC

Silvant Capital Management LLC

Silvant Capital Management LLC

Zevenbergen Capital Investments LLC

Certium Asset Management LLC

Certium Asset Management LLC

SUBADVISER

Core Bond Fund[2]

Corporate Bond Fund

High Income Fund

Intermediate Bond Fund

Limited Duration Fund

Limited-Term Federal Mortgage Securities Fund

Seix Floating Rate High Income Fund

Seix High Yield Fund

Total Return Bond Fund

U.S. Government Securities Fund

Georgia Tax-Exempt Bond Fund

High Grade Municipal Bond Fund

Investment Grade Tax-Exempt Bond Fund

North Carolina Tax-Exempt Bond Fund

Short-Term Bond Fund

Short-Term Municipal Bond Fund[3]

Short-Term U.S. Treasury Securities Fund

Ultra-Short Bond Fund

U.S. Government Securities Ultra-Short Bond Fund

Virginia Intermediate Municipal Bond Fund

Seix Investment Advisors LLC

Seix Investment Advisors LLC

Seix Investment Advisors LLC

Seix Investment Advisors LLC

Seix Investment Advisors LLC

Seix Investment Advisors LLC

Seix Investment Advisors LLC

Seix Investment Advisors LLC

Seix Investment Advisors LLC

Seix Investment Advisors LLC

StableRiver Capital Management LLC

StableRiver Capital Management LLC

StableRiver Capital Management LLC

StableRiver Capital Management LLC

StableRiver Capital Management LLC

StableRiver Capital Management LLC

StableRiver Capital Management LLC

StableRiver Capital Management LLC

StableRiver Capital Management LLC

StableRiver Capital Management LLC

[1]	Formerly known as “Large Cap Core Equity Fund.”
[2]	Formerly known as “Investment Grade Bond Fund”
[3]	Formerly known as “Maryland Municipal Bond Fund”